SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 10, 2004

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NORTHWEST BIOTHERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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DELAWARE	0-33393	94-3306718
(STATE OR OTHER	(COMMISSION FILE	(I.R.S. EMPLOYER
JURISDICTION	NUMBER)	IDENTIFICATION NO.)
OF INCORPORATION)

22322 20th Avenue SE, Suite 150, Bothell, WA 98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

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INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry Into a Material Definitive Agreement.

Northwest Biotherapeutics, Inc. (the “Company”) announced today that, on November 10, 2004, it received a $500,000 loan from Toucan Capital Fund II, L.P. (“Toucan”).  The loan accrues interest at 10% per year, matures on November 10, 2005, and the principal and interest is convertible into capital stock of the Company, generally at Toucan’s option, prior to repayment.  The principal and interest on the loan is currently convertible at $0.04 per share (subject to adjustment).  In connection with this new loan, the Company has issued a warrant to Toucan, which is exercisable for up to 5 million shares of the Company’s capital stock.  The exercise price of the warrant is the lesser of (i) $.10 per share (subject to certain adjustments); or (ii) a 35% discount to the average closing price of the Company’s common stock during the twenty trading days prior to the first closing of the sale of convertible preferred stock of the Company, but not less than $.04 per share.  The Company believes that the additional $500,000 received from Toucan on November 10, 2004 will be sufficient to satisfy its cash requirements until the third week of December 2004.

To date, the Company has issued seven promissory notes to Toucan pursuant to which Toucan has loaned the Company an aggregate of $4.1 million.  In connection with the issuance of promissory notes to Toucan, the Company has issued and Toucan has received warrants that are currently exercisable for an aggregate of up to 96 million shares of the Company’s capital stock.

In connection with the recent loan from Toucan, the Company and Toucan agreed to amend the Amended and Restated Recapitalization Agreement, dated as of July 30, 2004, and amended on October 22, 2004, between the parties (“Amendment No. 2”).  Amendment No. 2 extends the bridge period which previously expired on November 7, 2004 through December 17, 2004. During the bridge period the Company generally is prohibited from entering into discussions with any third party regarding a sale of the Company, its assets or the issuance of its securities.

The Amended and Restated Recapitalization Agreement, as amended, contemplates a proposed equity financing that would provide for the potential issuance and sale of up to $40 million of convertible preferred stock (including any shares issuable upon conversion of bridge funding, but not including any shares issuable upon exercise of warrants, options, and similar instruments or obligations), in one or more closings over a period of 12 months from the first closing of the sale of convertible preferred stock.  If issued, the convertible preferred stock will be issued at a price per share equal to the lesser of $0.10 (as adjusted for stock splits, stock dividends and the like) or a 35% discount to the average closing price of the Company’s common stock during the twenty trading days prior to the first closing of the proposed equity financing, but not less than $0.04 per share.  The proposed equity financing is contingent upon the Company complying with covenants in the Amended and Restated Recapitalization Agreement, as amended, and locating investors who are willing to invest in the Company on the terms proposed.

The foregoing description of Amendment No. 2, the note and the warrant, all of which are filed as exhibits to the Form 8-K, are qualified in their entirety by reference to the full text of the agreements.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits.

10.1	Amendment No. 2 to the Amended and Restated Recapitalization Agreement between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P., dated November 10, 2004.

10.2	Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note in the principal amount of $500,000 between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P. dated November 10, 2004.

10.3	Warrant to purchase securities of the Company dated November 10, 2004 issued to Toucan Capital Fund II, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.
By /s/ Alton Boynton Alton L. Boynton President

Dated: November 16, 2004